SCHEDULE A

The name and present principal occupation of each Executive Committee Member and Chief Investment Officer of PIMCO is set forth below. Unless otherwise noted the business address of each person listed below is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

EXECUTIVE COMMITTEE MEMBERS AND CHIEF INVESTMENT OFFICERS OF

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Name and Business Address	Present Principal Occupation	Citizenship
Mangala Ananthanarayanan	Managing Director – Executive Committee, Head of Business Management, EMEA and Asia-Pacific	United States
Andrew Balls	Managing Director – Chief Investment Officer (Global Fixed Income)	United States
Stephen Chang	Managing Director – Executive Committee, Portfolio Manager, Asia	United States
Gregory Hall	Managing Director – Executive Committee, Head of U.S. Global Wealth Management	United States
Daniel J. Ivascyn	Managing Director – Executive Committee, Group Chief Investment Officer	United States
Jason Mandinach	Managing Director – Executive Committee, Head of Alternative Credit and Private Strategies	United States
Mohit Mittal	Managing Director – Executive Committee, Chief Investment Officer (Core Strategies)	United States
Alfred Murata	Managing Director – Executive Committee, Portfolio Manager, Mortgage Credit	United States
Emmanuel Roman	Managing Director – Executive Committee and Chief Executive Officer	United States
Marc P. Seidner	Managing Director – Chief Investment Officer (Non-traditional Strategies)	United States
Candice Stack	Managing Director – Executive Committee, Head of Client Management, Americas	United States
Kimberley Stafford	Managing Director – Executive Committee, Global Head of Product Strategy	United States
Jason Steiner	Managing Director – Executive Committee, Portfolio Manager, Opportunistic and Alternative Strategies	United States
Christian Stracke	Managing Director – Executive Committee, Global Head of Credit Research	United States
Qi Wang	Managing Director – Chief Investment Officer (Portfolio Implementation)	United States